UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 24, 2012

RIGHTNOW TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-31321	81-0503640
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

136 ENTERPRISE BOULEVARD, BOZEMAN, MT		59718
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (406) 522-4200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On January 24, 2012, RightNow Technologies, Inc. (“RightNow”) received notification from the United States Department of Justice (the “DOJ”) that the DOJ has closed its investigation of the proposed acquisition of RightNow by OC Acquisition LLC, a wholly-owned subsidiary of Oracle Corporation (the “Merger”). On January 24, 2012, RightNow also received notification from the Federal Trade Commission that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 regarding the Merger has been terminated. As previously announced, RightNow’s stockholders approved the Merger on December 22, 2011. RightNow anticipates that the completion of the Merger will take place on January 25, 2012, subject to the satisfaction or waiver of the closing conditions specified in the merger agreement.

Safe Harbor for Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the ability of the parties to consummate the proposed Merger; satisfaction of closing conditions; the impact of the announcement or the closing of the Merger on RightNow’s relationships with its employees, existing customers or potential future customers; the ability of Oracle Corporation to successfully integrate RightNow’s operations and employees; the ability to realize anticipated synergies and costs savings of the proposed Merger; and such other risks detailed in RightNow’s Quarterly Report on Form 10-Q filed with the SEC on November 4, 2011, which contains and identifies important factors that could cause actual results to differ materially from those contained in the forward-looking statements. Forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof. RightNow assumes no obligation to update any forward-looking statement contained in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGHTNOW TECHNOLOGIES, INC. (Registrant)

Dated: January 24, 2012	/s/ Jeffrey C. Davison
Jeffrey C. Davison
Chief Financial Officer, Senior Vice President and Treasurer